Exhibit 11.1

Consent of Independent Auditor

We hereby consent to the use of our report, dated May 15, 2026, on the financial statements of Bequest Bonds I, Inc. for the years ended December 31st, 2025 and 2024, in Bequest Bonds I, Inc.’s Regulation A Amended Offering Statement on Form 1-A POS.

Columbus, Ohio

Date: June 22, 2026

Umair AK CPA LLC, 15500 Voss Road, Suite # 8, Sugar Land, Texas, 77498

Phone: 979-288-1505  Email: info@uakcpa.com  www.uakcpa.com